EXHIBIT (c)(2)

Presentation to: The Special Committee of the Board of Directors of Green Update on Blue Offer March 10, 2004

Update on Blue Offer
Summary of 2004 Discussions with Blue

Date	Event
February 23, 2004	▪ Green received a non-binding letter from Blue, wherein Blue proposed to enter into a transaction in which Blue would acquire all of the publicly held shares of Green it does not own for a cash price ranging from $14.65 to $14.80 per share
March 4, 2004	▪ On behalf of the Special Committee, Merrill Lynch communicated the following to Blue: ▪ Proposed price range is not consistent with Special Committee's view of the Company's value, but would pursue a transaction at $16.50 per share ▪ Special Committee is not prepared to commit to an exclusivity period ▪ However, the Special Committee is willing to provide Blue and its financing sources with access to the Company for diligence purposes, if Blue believes it will be able to propose a higher price
March 5, 2004	▪ Blue verbally communicated to Merrill Lynch a revised offer of $14.75 - $14.85 per share
March 8, 2004	▪ On behalf of the Special Committee, Merrill Lynch communicated the Special Committee's decision to reject Blue's latest proposal of $14.75 - $14.85 per share
March 9, 2004	▪ Blue verbally communicated to Merrill Lynch its revised proposal of $14.88 - $14.92 per share ▪ Blue views this revised proposal as a significant increase due to negative adjustments to their acquisition model / business plan resulting from their due diligence (additional detail related to shares, options, taxes and adjustments to the cancer center model)

1

Update on Blue Offer Green Stock Performance

Stock Price Performance

Implied Offer Premium 29.5% 55.2% 11.51 9.60

Summary Statistics Price $

Current 90-trading day average Current 180-trading day average

% Increase 26.4% 73.3% 76.0% 53.0%

Summary Statistics

3 Months ago 6 Months ago 1 Year ago 2 Years ago

Blue Offer: $14.90 Current: $12.81

Share Price $16.00 $14.00 $12.00 $10.00 $8.00 $6.00 $4.00

3/9/04 12/18/03 9/28/03 7/9/03 4/18/03 1/27/03 11/7/02 8/17/02 5/28/02 3/8/02

Last Twelve Months Percent of Volume Which Traded Below Stock Price Range

Cumulative Volume Analysis – Shares Traded 69.5m 152.9m 2.2x

Float Total Volume Turnover (in 000s) 200,000 150,000 100,000 50,000 0

1.9% 41.7% 59.4% 65.1% 84.9% 88.0% 92.8% 100.0% $14.00 $13.00 $12.00 $11.00 $10.00 $9.00 $8.00 $7.00

Approximately 159 million shares have traded during the past year between $6.00 and $14.00

Update on Blue Offer Multiples of Select Public Comparable Companies (1)

With Blue Offer

Other Facilities

Physician Practice Management Home Healthcare Services

2004 P/E 30.0x 25.0x 20.0x 15.0x 10.0x 5.0x 0.0x

Mean: 13.4x 13.4x 13.4x 15.0x

Mean: 11.6x 8.3x 28.0x

Mean: 23.4x 18.8x 16.2x 2.3x 13.9x N.M.

Apria Lincare Pediatrix Medical Orthodontic Centers of America United Surgical Partners

Amsurg MedCath Green (1)

With Blue Offer

Other Facilities Physician Practice Management Home Healthcare Services

2005 P/E 25.0x 20.0x 15.0x 10.0x 5.0x 0.0x 18.2x

Mean: 17.3x 16.5x 12.9x

Mean: 9.9x 6.8x 22.6x

Mean: 19.2x 15.8x 21.0x 3.0x 18.0x

N.A.

Lincare Apria Pediatrix Medical Orthodontic Centers of America United Surgical Partners

Amsurg MedCath Green 2004. 9, Financials based on street estimates. Assumes Blue offer of $14.90 per share.

Note: EPS estimates from First Call as of March 9, 2004. Prices as of March (1)

Update on Blue Offer Multiples of Select Public Comparable Companies (Continued)

Enterprise Value / 2003 EBITDA

(1)

With Blue Offer

Other Facilities

Physician Practice Management Home Healthcare Services

14.0x 12.0x 10.0x 8.0x 6.0x 4.0x 2.0x 0.0x 7.6x

Mean: 6.7x 5.8x 10.7x

Mean: 7.3x 3.9x 11.7x 10.8x

Mean: 10.6x 9.5x 7.3x 1.0x 6.3x

Lincare Apria Pediatrix Medical

Orthodontic Centers of America (2)

Amsurg United Surgical Partners MedCath Green

(1) With Blue Offer

Other Facilities

Physician Practice Management

Enterprise Value / 2005 EBITDA Home Healthcare Services

12.0x 10.0x 8.0x 6.0x 4.0x 2.0x 0.0x 11.1x 6.1x

Mean: 8.6x 7.6x

Mean: 5.6x 3.6x 8.1x 6.2x

Mean: 7.2x N.A. 7.3x 1.0x 6.3x

Lincare Apria Pediatrix Medical Orthodontic Centers of America United Surgical Partners (2) Amsurg

MedCath Green

Enterprise Value = Market Value + Debt + Preferred Stock + Minority Interest

Cash. EBITDA estimates based on Merrill Lynch and Wall Street research. Assumes Blue offer of $14.90 per share. Financials based on street estimates. EBITDA multiples calculated by excluding Minority Interest and deducting Minority Interest Expense from Enterprise Value and EBITDA, respectively. -Note: Based on diluted shares outstanding using the treasury stock method as of March 9, 2004. (1) (2)

Update on Blue Offer (1)

Summary Valuation

Based on Actual Historical Results and Wall Street Estimates

(4)

Based on Management Projections

Dollars per Share $20.00 $18.00 $16.00 $14.00 $12.00 $10.00 $8.00 $6.00 $4.00 $2.00 $0.00

$13.68 $16.50 $14.25 $16.75 $17.75 $16.75 $15.75

Blue Offer: $14.90 Current: $12.81

$12.00 $10.50 $12.50 $14.00 $8.50 $12.00 $6.85

Trading History 52-Week High / Low

Public Comparables

Based on FY2005E Multiple: 8.0x EBITDA of $209.0 mm 6.0x -

Based on of $0.71 P/E Multiple: 20.0x FY2005E EPS 12.0x - (2) 30%

Premiums Paid Precedent Transactions Final Offer as a Premium to Price 1 Day Prior ($12.81) 10%— (3)

Discounted Cash Flow

11.5% 8.0x Discount Rate: 9.5%—Terminal Value: 6.0x—2008 EBITDA

11.5% 4.0% Perpetual Growth Discount Rate: 9.5%—3.0% -

30% 8.0x LBO Value 20%—5 Year IRR 5.0x Debt/LTM EBITDA 2008 Exit @ 6.0x – 2008 EBITDA

Diluted equity value per share calculated using net debt of $154.1mm and diluted shares outstanding of 91.4mm. Shown relative to Green closing stock price of $12.81 on March 9, 2004. Discounted to 3/31/04. Based upon management projection for EBITDA in 2005 and Merrill Lynch Investment Banking estimates. (1) (2) (3) (4)

Update on Blue Offer Relative Value Comparison

(1)

Illustrative Share Value

Leveraged Recapitalization Scenarios

$16.00 $15.00 $14.00 $13.00 $12.00 $11.00 $10.00 $9.00 $8.00

$12.81 $13.30 $12.81 $14.09 $13.71 $15.04 $14.76 $14.92 $14.88

Current Stock Price

Status Quo (2)

Recap – $200mm Buy Back (3)

Recap – $400mm Buy Back

LBO by Blue

Management Base Case Street Estimates

Pro forma share of shares bought back. New debt plus existing cash used to repurchase $200mm of stock on weighted average of pro forma share price and purchase price $400mm used to repurchase shares. Assumes share buyback at 15% premium. Status quo and leveraged recapitalization share value calculated price calculated using 2005 P/E multiple of 18.0x (2005 EPS of $0.71 from First Call). Assumes solicitation of consent from current bondholders to incur $150mm incremental indebtedness. at 15% premium. Assumes new capital structure at 2.8x net debt/2003 EBITDA. (1) (2) (3)

Update on Blue Offer Pricing Matrix

16.50 28.8% 43.4% 71.9% 20.6% 82.3% 23.2 x 22.4 x 8.0 x 8.1 x 8.2 x 17.1% 9.7%

$ 140.9%

16.00 24.9% 39.0% 66.7% 17.0% 76.8% 22.5 x 21.7 x 7.8 x 7.8 x 7.9 x 13.6% 6.4%

$ 133.6% 15.50 21.0% 34.7% 61.5% 13.3% 71.3% 21.8 x 21.0 x 7.6 x 7.6 x 7.7 x 10.0% 3.1%

$ 126.3% 15.00 17.1% 30.3% 56.3% 9.6% 65.7% 21.1 x 20.4 x 7.3 x 7.4 x 7.5 x 6.5% (0.3%)

Implied Statistic Based on: $ 119.0% 14.92 16.5% 29.6% 55.4% 9.1% 64.9% 21.0 x 20.2 x 7.3 x 7.3 x 7.4 x 5.9% (0.8%)

$ 117.8% 14.88 16.2% 29.3% 55.0% 8.8% 64.4% 21.0 x 20.2 x 7.3 x 7.3 x 7.4 x 5.6% (1.1%)

$ 117.2% 12.81 9.60 9.05 6.85 0.71 0.74 15.04

11.51 $ 13.68 $ $ $ $ 210.2 209.0 206.5 14.09

$ $ $ $ $ $ $ $

Reference Point 180-Trading Day Average:

Current Price: 90-Trading Day Average: 52-Week High: 52-Week Average: 52-Week Low: 2005 First Call: 2005 Management: 2003A EBITDA: 2005E Street: 2005E Management: Scenario I Recap Value: Scenario II Recap Value:

Premium Trading Range P/E Multiple EBITDA Multiple Relative to Leveraged Recapitalization

Update on Blue Offer Summary of Equity Returns

2010 14.1% 13.8% 12.5% 11.2% 10.1% 2010 17.8% 17.5% 16.1% 14.8% 13.6% 2010 20.9% 20.6% 19.1% 17.8% 16.6%

2009 12.9% 12.6% 11.0% 9.6% 8.3% 2009 17.7% 17.3% 15.7% 14.2% 12.8% 2009 21.7% 21.3% 19.6% 18.0% 16.6%

2008 11.7% 11.3% 9.5% 7.8% 6.2% 2008 17.9% 17.5% 15.5% 13.7% 12.0% 2008 23.2% 22.7% 20.6% 18.7% 16.8%

2007 7.7% 7.2% 4.9% 2.9% 1.0% 2007 16.6% 16.0% 13.5% 11.3% 9.2% 2007 24.1% 23.5% 20.8% 18.3% 16.0%

2006 (1.2%) (1.8%) (4.5%) (7.0%) (9.4%) 2006 12.8% 12.1% 8.7% 5.8% 3.0% 2006 24.5% 23.7% 19.9% 16.6% 13.5%

14.90 15.00 15.50 16.00 16.50 14.90 15.00 15.50 16.00 16.50 14.90 15.00 15.50 16.00 16.50

Purchase Price $            Purchase Price $            Purchase Price $

Exit Multiple: 6.0x LTM EBITDA Exit Multiple: 7.0x LTM EBITDA Exit Multiple: 8.0x LTM EBITDA